                                                                   EXHIBIT 10.35

                     AMENDED AND RESTATED CREDIT AGREEMENT

  This AMENDED AND RESTATED CREDIT AGREEMENT (the "Agreement") is made and
                                                   ---------
entered into as of the 31st day of December, 1997 by and between Sanwa Bank California, a California banking corporation (the "Bank"), and BRE Properties,
                                                   ----
Inc. a Maryland corporation (the "Borrower").
                                  --------

                                   RECITALS
                                   --------

          A. Pursuant to that certain Line of Credit Agreement dated as of June 21, 1991 between the Bank and the predecessor in interest of the Borrower (as amended, the "Line of Credit Agreement"), Bank agreed to extend a revolving line of credit to the Borrower secured by a Collateral Pool (as therein defined).

          B. Thereafter, Bank agreed to extend an unsecured line of credit to the Borrower pursuant to the terms of a Credit Agreement dated as of April 9, 1996 (as amended, the "Prior Agreement") which superseded the Line of Credit Agreement.

          C. To modify terms applicable to interest payable on credit extended under the Prior Agreement, to revise certain financial covenants, to require the delivery of guaranties in favor of Bank, and to make certain other revisions in the agreements between the Borrower and Bank, the parties have agreed to amend and restate the terms of the Prior Agreement in this Agreement.

          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that the Prior Agreement is amended and restated to read as follows and all Loans and Letters of Credit outstanding under the Prior Agreement shall remain outstanding under this Agreement on the following terms and conditions:

1.  DEFINITIONS
    -----------

     1.1  Definitions.  The following terms, as used in this Agreement, shall
          -----------
  have the following meanings:

     "Affiliate" shall mean any corporation, association, partnership, joint
      ---------
  venture or other business entity of which more than 20% of the voting stock or other equity interests (in the case of entities other than corporations) is owned or controlled directly or indirectly by the Borrower, or one or more of the Subsidiaries of the Borrower, or a combination thereof.

     "Aggregate Distributions to Shareholders" shall mean (a) any Dividend
      ----------------------------------------
  Payments in respect of the Borrower or any Subsidiary of the Borrower (other than on account of capital stock or other equity interests of a Subsidiary of the Borrower), including, without limitation, any Dividend Payments resulting in the acquisition by the Borrower of securities which would constitute treasury stock, and (b) any payment, repayment, redemption, retirement, repurchase or other acquisition, direct or indirect, by the Borrower or any Subsidiary of, on account of, or in respect of, the principal of any Subordinated Debt (or any installment thereof) prior to the regularly scheduled maturity date thereof (as in effect on the date such subordinated debt was originally incurred). For purposes of this Agreement, the amount of any Aggregate Distributions to Shareholders made in property shall be the greater of (x) the fair market value of such property (as determined in good faith by the board of directors (or equivalent governing body) of the Person making such distribution) and (y) the net book value thereof on the books of such Person, in each case determined as of the date on which such distribution is made.

     "Applicable LIBOR Rate" shall mean, with respect to any Interest Period for
      ---------------------
  a LIBOR Loan, the rate per annum (rounded upward, if necessary, to the next higher 1/100 of one percent (0.01%)) equal to the LIBOR Rate for such Interest Period plus the LIBOR Rate Spread.

     "Business Day" shall mean a day other than a Saturday or Sunday on which
      ------------
  the Bank is open for business in Los Angeles, California.

     "Capital Lease" shall mean a lease with respect to which the lessee is
      -------------
  required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

     "Continuing Guaranty" shall mean a continuing guaranty substantially in the
      -------------------
  form of Exhibit A hereto.
          ---------

     "Credit Limit" shall mean $35,000,000, as such amount shall be modified
      ------------
  from time to time pursuant to this Agreement.

     "Debt" shall mean, with respect to the Borrower on a consolidated basis,
      ----
  without duplication (a) its liabilities for borrowed money; (b) its liabilities for the deferred purchase price of property acquired (excluding accounts payable arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);
  (c) its obligations to make payments under Capital Leases; (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by the Borrower or any of its Subsidiaries (whether or not it has assumed or otherwise become liable for such liabilities); and (e) liability on any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (d) hereof. Debt shall include all obligations of the character described in clauses (a) through (e) to the extent that the Borrower or any of its Subsidiaries remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

     "Debt Service" shall mean, with respect to any period, the sum of the
      -------------
  following (a) Interest Charges for such period and (b) all payments of principal in respect of Debt of the Borrower and its Subsidiaries (including the principal component of any payments in respect of capital lease obligations) paid or payable during such period after eliminating all offsetting debits and credits between the Borrower and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Borrower and its Subsidiaries in accordance with GAAP.

     "Default Interest Rate" shall mean a rate per annum equivalent to the
      ---------------------
  Reference Rate plus 3%, adjusted concurrently with any change in the Reference Rate and calculated on the basis of 360 days per year but charged on the actual number of days elapsed.

     "Development Units" shall mean housing units Under Construction by the
      -----------------
  Borrower, any of its Subsidiaries or any Person in which the Borrower is a general partner, joint venturer or otherwise fully liable for the Indebtedness of such Person.

     "Dividend Payments" shall mean (a) dividends or other distributions or
      -----------------
  payments on capital stock or other equity interest thereof (except distributions in such stock or other equity interest); and (b) the redemption or acquisition of such stock or other equity interests or of warrants, rights or other options to purchase such stock or other equity interests (except when solely in exchange for such stock or other equity interests) unless made, contemporaneously, from the net proceeds of a sale of such stock or other equity interests.

     "Drawing" shall mean the presentation of a draft(s) together with any
      -------
  accompanying documents by a beneficiary under a Letter of Credit seeking payment under such Letter of Credit.

     "EBITDA" shall mean the sum of (a) net income of the Borrower and its
      ------
  Subsidiaries, on a consolidated basis, for the relevant period, plus (b) interest expense deducted in determining such net income plus (c) tax provision deducted in determining such net income plus (d) depreciation and amortization deducted in determining such net income.

     "Environmental Claims" shall mean all claims, however asserted, by any
      --------------------
  Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release of Hazardous Materials or injury to the environment as a result thereof.

     "Environmental Laws" shall have the meaning set forth in Section 5.9 below.
      ------------------

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as
      -----
  it may from time to time be amended, supplemented or otherwise modified or replaced.

     "Event of Default" shall have the meaning set forth in Section 8 below.
      ----------------

     "Expiration Date" shall mean April 30, 2000, as such date may be extended
      ---------------
  in the sole discretion of the Bank.

     "FFO" shall mean "funds from operations" as such terms are defined by
      ---
  NAREIT from time to time.

     "Governmental Authority" shall mean any nation or government, any state or
      ----------------------
  other political subdivision thereof, any central bank (or similar monetary or regulatory authority thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     "GAAP" shall mean generally accepted accounting principles set forth from
      ----
  time to time in the opinions and pronouncements of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such other entity as may be in general use by significant segments of the U.S. accounting profession, which are applicable to the circumstances as of the date of determination.

     "Gross Offering Proceeds" shall mean all cash proceeds received by the
      -----------------------
  Borrower and its Subsidiaries as a result of the sale of common, preferred or other classes of stock in the Borrower or any of its Subsidiaries (if and only to the extent reflected in stockholders' equity on the consolidated balance sheet of the Borrower prepared in accordance with GAAP), without deduction for
                                                           -----------------
  any costs and discounts of issuance paid by the Borrower and its Subsidiaries.

     "Guarantor" shall mean BRE Property Investors LLC and each other Material
      ---------
  Subsidiary of the Borrower which, from time to time, executes and delivers a Continuing Guaranty pursuant to the terms of this Agreement.

     "Guaranty" shall mean, with respect to any Person, any obligation (except
      --------
  the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly.

     "Hazardous Material" shall mean any flammable materials (excluding wood
      ------------------
  products normally used in construction), explosives, radioactive materials, hazardous wastes, toxic substances or related materials, including, without limitation, any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," or "toxic substances" under any applicable federal, state, county, regional or local laws, ordinances, regulations or guidelines.

     "Indebtedness" shall mean, with respect to the Borrower and its
      ------------
  Subsidiaries, all items of indebtedness which, in accordance with GAAP, would be included in determining liabilities as shown on the liability side of a statement of condition thereof as of the date as of which indebtedness is to be determined, including, without limitation, all Debt of the Borrower and its Subsidiaries.

     "Intangible Assets" shall mean all assets that would be classified as
      -----------------
  intangible assets under GAAP, including, without limitation, goodwill, patents, trademarks, trade names, copyrights and franchises, treasury stock held by the Borrower and it Subsidiaries, and deferred charges (including but not limited to unamortized debt discount and expense, organization expenses, experimental and development expenses, but excluding prepaid expenses).

     "Interest Charges" shall mean, with respect to any period, the sum (without
      ----------------
  duplication) of the following (in each case, eliminating all offsetting debits and credits between the Borrower and its Subsidiaries, all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Borrower and its Subsidiaries in accordance with
  GAAP) (a) all interest in respect of Debt of the Borrower and its Subsidiaries deducted in determining Net Income for such period and (b) all debt discount and expense with respect to Debt amortized or required to be amortized in the determination of Net Income for such period.

     "Interest Period" shall mean with respect to any LIBOR Loan, the period
      ---------------
  commencing on the date advanced and ending one, two, three, six or twelve months thereafter, as designated in the relevant Loan Request; provided, however, that (1) any Interest Period which would otherwise end on a day which is not a LIBOR Business Day shall be extended to the next succeeding LIBOR Business Day unless by such extension it would fall in another calendar month, in which case such Interest Period shall end on the immediately preceding LIBOR Business Day, (2) any Interest Period applicable to a LIBOR Loan which begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period is to end shall, subject to the provisions of clause (1) hereof, end on the last day of such calendar month, and (3) no such Interest Period shall extend beyond the relevant Expiration Date.

     "L/C Sublimit" shall mean $2,000,000, as such amount shall be reduced from
      ------------
  time to time pursuant to the terms of this Agreement.

     "L/C Documents" shall have the meaning given such term in Section 3.2
      -------------                                            -----------
  below.

     "Letter of Credit" shall mean a letter of credit issued by Bank for the
      ----------------
  account of the Borrower pursuant to the terms of this Agreement.

     "Letter of Credit Obligations"  shall mean, at any time, the aggregate
      ----------------------------
  obligations of the Borrower then outstanding, or which may thereafter arise in respect of Letters of Credit then issued by the Bank, to reimburse the amount paid by Bank with respect to a past, present or future Drawing under Letters of Credit.

     "Letter of Credit Request" shall mean a request for a Letter of Credit in
      ------------------------
  form satisfactory to the Bank.

     "LIBOR Business Day" shall mean a Business Day upon which commercial banks
      ------------------
  in London, England, New York, New York and Los Angeles, California are open for domestic and international business.

     "LIBOR Loans" shall mean Loans hereunder at such time as they are made
      -----------
  and/or being maintained at a rate of interest based upon the LIBOR.

     "LIBOR Rate" shall mean with respect to any Interest Period for a LIBOR
      ----------
  Loan, the rate per annum (rounded upward, if necessary to the next higher 1/100 of one percent (0.01%); calculated in accordance with the following formula:

               LIBOR   =        IR
                           ------------
                     1 - IRP
     where
     -----

            IR = with respect to any Interest Period for a LIBOR Loan, the rate per annum quoted to the Bank by major banks in the interbank eurocurrency market at approximately 11:00 a.m. London time two LIBOR Business Days prior to the first day of the proposed Interest Period for LIBOR Loans for deposits in immediately available U.S. Dollars in an amount equal to the aggregate amount of LIBOR Loans proposed to be subject to such rate during such Interest Period.

            IRP = for any day, that percentage, expressed as a decimal, which is in effect on such day, as specified by the Board of Governors of the Federal Reserve System for determining the maximum aggregate reserve requirement which is imposed on eurocurrency liabilities.

     "LIBOR Rate Spread" shall mean, as of any date of determination, (i) :if no
      -----------------
Rating is then in effect, 1.35%; or (ii) effective on the first day of the fiscal quarter following the Borrower's obtaining a Rating (or a change in the then-effective Rating) and giving written notice thereof to the Bank, the LIBOR Rate Spread set forth below opposite the then Rating (as hereinbelow determined) of the Borrower:

          "Category                                          LIBOR
           --------                                          ------
          Rate Spread
          -----------
          A- or higher by S&P                                  0.55%
          A3 or higher by Moody's
          A- or higher by D&P

          BBB+  by S&P                                         0.60%


          Baa1 by Moody's
          BBB+  by D&P

          BBB by S&P                                           0.70%
          Baa2 by Moody's
          BBB  by D&P

          BBB- by S&P                                          1.00%
          Baa3 by Moody's
          BBB- by D&P

          Lower than BBB- by S&P                               1.35%
          Lower than Baa3 by Moody's
          Lower than BBB- by D&P

          Each change in the LIBOR Rate Spread shall apply to all LIBOR Rate Loans that are outstanding at any time during the period commencing on the effective date. If the rating system of any Rating Agency shall change, or if any such Rating Agency shall cease rating the corporate debt obligations of the Borrower (other than by reason of any action or nonaction by the Borrower following or in anticipation of a ratings downgrade), the parties hereto shall negotiate in good faith to amend the references to specific ratings in this definition (including by way of substituting another Rating Agency mutually acceptable to the Borrower for the Rating Agency with respect to which the rating system has changed or for which no Rating is then in effect) to reflect such changed rating system or the nonavailability of Ratings from such Rating Agency, and pending agreement on such amendment, the Rating in effect immediately prior to such change or cessation will be used in determining the LIBOR Rate Spread.

          If the Borrower's senior long-term debt has only one Rating, then LIBOR Rate Spread shall be determined by reference solely to such Rating. If two Ratings are maintained by the Borrower, then the lower Rating shall control for purposes of determining the LIBOR Rate Spread; provided, however, that if the difference between the two Ratings is greater than two levels, then the Bank shall reasonably determine the average of such Ratings, which shall control (and, if such average is greater than one of the rating levels specified in the foregoing table, but less than the next higher rating level, the lower of the two rating levels shall be deemed the average of the two Ratings for purposes of determining the LIBOR Rate Spread). If three or more Ratings are obtained by the Borrower, than all but the two highest Ratings shall be disregarded, and the LIBOR Rate Spread shall be determined in accordance with the preceding sentence as if such two highest Ratings were the only two Ratings obtained.

          For purposes of this definition, the following terms shall have the following meanings:

          "D&P" shall mean Duff & Phelps Rating Agency
          -----

          "Moody's" shall mean Moody's Investors Service, Inc.
           --------

          "Rating Agencies" shall mean D&P, Moody's and S&P and any substitute
           ----------------
          rating
          agencies agreed upon by the Borrower and the Bank.

          "Ratings" shall mean the rating from time to time established by the
           --------
          Rating Agencies by the Borrower's long term unsecured debt.

          "S&P" shall mean Standard and Poor's Ratings Group
           ----

     "Lien" shall mean any security interest, mortgage, pledge, lien, claim on
      ----
  property, charge or encumbrance (including any conditional sale or other title retention agreement), any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction.

     "Loan" shall have the meaning set forth in Section 2.1 below
      ----                                      -----------

     "Loan Documents" has the meaning set forth in Section 4.1 below.
      --------------                               -----------

     "Loan Request" shall mean written request for a loan in form and substance
      ------------
  satisfactory to Bank.

     "Market Value" shall mean, with respect to Unencumbered Property owned by a
      ------------
  Person:

     (i) if such Unencumbered Property has not been owned and operated for at least one full fiscal quarter after the Stabilized Occupancy Date by such Person, the cost thereof, as reflected on the Borrower's consolidated books and records in accordance with GAAP;

     (ii) if such Unencumbered Property has been so owned and operated for more than one fiscal quarter but less than four after the Stabilized Occupancy Date, (1) the product of (x) the relevant Net Operating Income of such Unencumbered Property for the number of fiscal quarters, up to four, such Unencumbered Property has been so owned and operated times (y) (1) if owned and operated for not more than one fiscal quarter, four (4); (2) if owned and operated for at least two but less than three fiscal quarters, two (2); and (z) if owned and operated for at least three but less than four fiscal quarters, four-one-thirds (4/3) divided by (2) a capitalization rate reasonably determined by the Borrower; and

     (iii) in all other cases, (1) the Net Operating Income of such Unencumbered Property for the four fiscal quarters most recently ended divided by
           (2) a capitalization rate reasonably determined by the Borrower.

     "Material Adverse Effect" shall mean, with respect to a Person, a material
      -----------------------
  adverse effect upon the condition (financial or otherwise), operations, performance or properties of such Person.

     "Material Subsidiary" shall mean a Subsidiary with assets or net income
      -------------------
  which, when multiplied by the Borrower's effective ownership percentage, exceed, respectively, $30,000,000 or five percent (5%) of the Borrower's consolidated net income. For purposes of this definition, the Borrower's "effective ownership percentage" of a Subsidiary shall mean the percentage of outstanding voting interests of all classes in such Subsidiary owned or controlled by the Borrower.

     "NAREIT" shall mean the National Association of Real Estate Investment
      ------
  Trusts.

     "Net Operating Income of Unencumbered Property" shall mean, with reference
      ---------------------------------------------
  to any period, the net income (or loss) of the Borrower and its Subsidiaries from operation of Unencumbered Property during such period (taken as a cumulative whole), as determined in accordance with GAAP, after eliminating all offsetting debits and credits between the Borrower and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Borrower and its Subsidiaries in accordance with GAAP; provided that there shall be excluded (i) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or a Subsidiary, and the income (or loss) of any Person, substantially all of the assets of which have been acquired in any manner, realized by such other Person prior to the date of acquisition, (ii) the income (or loss) of any Person (other than a Subsidiary) in which the Borrower or any Subsidiary has an ownership interest, except to the extent that any such income has been actually received by the Borrower or such Subsidiary in the form of cash dividends or similar cash distributions, (iii) the undistributed earnings of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary, (iv) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period, (v) any aggregate net gain (including any aggregate net loss) during such period arising from the sale, conversion, exchange or other disposition of capital assets (such term to include, without duplication, (y) all non-current assets and, without duplication (z) the following whether or not current: all fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets, and all securities), (vi) any net gain from the collection of the proceeds of life insurance policies,
  (vii) any gain arising from the acquisition of any security, or the extinguishment, under GAAP, of any Indebtedness of the Borrower or any Subsidiary, (viii) any net income or gain (but not any net loss) during such period from (w) any change in accounting principles in accordance with GAAP, any prior period adjustments resulting from any change in accounting principles in accordance with GAAP, (y) any extraordinary items, or (z) any discontinued operations or the disposition thereof, (ix) any deferred credit representing the excess of equity in any Subsidiary at the date of acquisition over the cost of the investment in such Subsidiary, (x) in the case of a successor to the Borrower by consolidation or merger or as a transferee of its assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets, and (xi) any portion of such net income that cannot be freely converted into United States Dollars.

     "Obligations" shall mean all amounts owing by the Borrower to the Bank
      -----------
  pursuant to this Agreement including, but not limited to Loans and the Letter of Credit Obligations.

     "Ordinary Course of Business" shall mean, in respect of any transaction
      ---------------------------
  involving the Borrower or any Subsidiary, the ordinary course of the Borrower's or such Subsidiary's business, as conducted by the Borrower or such Subsidiary in accordance with past practice and undertaken by the Borrower or such Subsidiary in good faith.

     "Outstanding Letters of Credit" shall mean (i) any Letter of Credit which
      -----------------------------
  has not been canceled, expired un-utilized or fully drawn down and (ii) the amount of any unreimbursed Drawings.

     "Permitted Liens" shall mean:
      ---------------

     (i) Liens and security interests securing indebtedness owed by the Borrower to the Bank;

     (ii) Liens for taxes, assessments or similar charges either not yet due or being contested in good faith;

     (iii) Liens of materialmen, mechanics, warehousemen, or carriers or other like Liens arising in the

     Ordinary Course of Business and securing obligations which are not yet delinquent;

     (iv) Liens on real estate securing Indebtedness in an aggregate amount outstanding at any one time not to exceed 30% of the Borrower's and its Subsidiaries' Total Assets;

     (v) Liens on equipment leased by the Borrower to the extent rents payable in connection therewith which are not otherwise prohibited under Section 7; and

     (vi) Liens which, as of the date hereof, have been disclosed to and approved by the Bank in writing or which may hereafter be approved by the Bank in writing.

     "Person" shall mean an individual, partnership, corporation, business
      ------
  trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

     "Potential Event of Default" shall mean an event or occurrence which with
      --------------------------
  the passage of time or the giving of notice or of both would become an Event of Default.

     "Property" shall mean, collectively and severally, any and all real
      --------
  property, including all improvements and fixtures thereon, owned, occupied, or leased by the Borrower or by any Person whose financial condition is consolidated with the financial condition of the Borrower on financial statements prepared in accordance with GAAP.

     "Reference Rate" shall mean an index for a variable interest rate which is
      --------------
  quoted, published or announced from time to time by the Bank as its reference rate and as to which loans may be made by the Bank at, below or above such rate.

     "Reference Rate Loans" shall mean Loans bearing interest calculated based
      --------------------
  on the Reference Rate.

     "Stabilized Occupancy Date" shall mean, with respect to any Property, the
      -------------------------
  last day of the first fiscal quarter when the Occupancy Percentage of such Property has reached 90%, where "Occupancy Percentage" means (i) the number of residential units comprising such Property which are occupied pursuant to written lease or rental agreements in accordance with the Borrower's customary business practice divided by (ii) the total number of units comprising such Property.

     "Subordinated Debt" shall mean such liabilities of the Borrower which have
      -----------------
  been subordinated to those owed to the Bank in a manner acceptable to the Bank.

     "Subsidiary" shall mean, as to any Person, any corporation, association,
      ----------
  limited liability company or other business entity in which such Person or one or more of its Subsidiaries or such person and one or more of its Subsidiaries own sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). In the case of the Borrower, "Subsidiary" shall include BRE Property Investors LLC and each other "Down REIT" with which it may, from time to time, be affiliated.

     "Tangible Net Worth" shall mean, at any time, (i) shareholders' equity, as
      ------------------
  shown on the Borrower's consolidated financial statement prepared in accordance with GAAP, exclusive of minority interests, minus

  (ii) all Intangible Assets.

     "Total Assets" shall mean the total assets of the Borrower and its
      ------------
  Subsidiaries which would be shown as assets on a consolidated balance sheet of the Borrower and its Subsidiaries determined on a current value basis.

     "Under Construction" shall mean that a Person has agreed to incur, or has
      ------------------
  incurred, any liability to (i) obtain entitlement to develop land, (ii) improve land, or (iii) construct one or more buildings on land which are not ready for immediate occupancy (whether through sale or lease). The number of housing units deemed Under Construction, as of any date of determination, shall be the maximum number of housing units that the Borrower reasonably determines can or will be constructed on such land.

     "Unencumbered Property" shall mean a Property fee title to which is vested
      ---------------------
  in the Borrower or any of its Wholly-Owned Subsidiaries or BRE Property Investors LLC and which is free and clear of all Liens except for Liens for taxes, assessments or similar charges either not yet due or being contested in good faith;

     "Unsecured Interest Expense" shall mean, with respect to any period, the
      --------------------------
  Interest Charges calculated for Unsecured Debt.

     "Unsecured Debt" shall mean Debt not secured directly or indirectly by a
      --------------
  Lien, including, without limitation, Debt under (i) this Agreement and (ii) that certain Credit Agreement dated as of November 17, 1997 between the Borrower and Bank of America National Trust and Savings Association."

  1.2  Accounting Terms.  All references to financial statements, assets,
       ----------------
liabilities, and similar accounting items not specifically defined herein shall mean such financial statements or such items prepared or determined in accordance with GAAP consistently applied, and, except where otherwise specified, all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.

  1.3  Other Terms.  Other terms not otherwise defined shall have the meanings
       -----------
attributed to such terms in the California Uniform Commercial Code.

2.  CREDIT FACILITIES.
    -----------------

  2.1  Credit Limits.
       -------------

     (a)  Revolving Loans.  On the terms and subject to the conditions set forth
          ---------------
herein, the Bank agrees that it shall, from time to time, to and including the Expiration Date (as such term and capitalized terms not otherwise defined herein are defined in Section 1 above) make revolving loans (each a "Loan" and, collectively, the "Loans") to the Borrower in an aggregate amount with all its other outstanding Loans not to exceed the Credit Limit minus the face amount of Outstanding Letters of Credit. Loans may be repaid and reborrowed in accordance with this Agreement.

     (b)  Letters of Credit.  On the terms and subject to the conditions set
          -----------------
forth herein, the Bank agrees to issue for the account of the Borrower from time to time from the date hereof to and including the 30th day immediately preceding the Expiration Date, its standby Letters of Credit (a "Letter of Credit" and collectively the "Letters of Credit") in an aggregate face amount with the face amount of other Outstanding Letters of Credit not to exceed at any one time the lesser of (i) the L/C Sublimit or (ii) the Credit Limit minus Revolving Loans outstanding.

  2.2  Maintenance of Loans.  Loans shall be maintained, at the election of the
       --------------------
Borrower made from time to time as permitted herein, as Reference Rate Loans and/or LIBOR Loans or any combination thereof.

  2.3  Calculation of Interest.  The Borrower shall pay interest on Loans
       -----------------------
outstanding hereunder from the date disbursed to but not including the date of payment at a rate per annum equal to, at the option of and as selected by the Borrower from time to time (subject to the provisions of Sections 2.6, 2.7 and
                                                         ---------------------
2.8 below):  (1) with respect to each Loan which is a LIBOR Loan, at the
---
Applicable LIBOR Rate for the applicable Interest Period, and (2) with respect to each Loan which is a Reference Rate Loan, at a fluctuating rate per annum equal to the Reference Rate during the applicable calculation period.

  2.4  Payment of Interest.  Interest accruing on Reference Rate Loans
       -------------------
outstanding hereunder shall be payable monthly, in arrears, for each month on or before the [tenth] Business Day of the next succeeding month and a final payment shall be payable on the Expiration Date in the amount of interest then accrued but unpaid. Interest accruing on LIBOR Loans outstanding hereunder shall be payable in arrears: (1) in the case of LIBOR Loans with Interest Periods ending from not more than three (3) months from the date advanced, at the end of the applicable Interest Period therefor; and (2) in the case of LIBOR Loans with Interest Periods ending later than three (3) months from the date advanced, at the end of each three (3) month period from the date advanced, and then at the end of the applicable Interest Period therefor. The Borrower hereby irrevocably authorizes and directs the Bank to collect interest when due by debiting the amount of interest payable from any collected funds then on deposit in such account maintained by the Borrower with the Bank as the Borrower shall designate, but no failure by the Bank to so debit such account and no insufficiency in the amount on deposit in such account shall excuse the Borrower from making any payment in full when due. In accordance with its usual procedures, the Bank will notify the Borrower of the date and approximate amount of any such debit prior to the date thereof.

  2.5  Repayment of Principal.  Subject to the prepayment requirements of this
       ----------------------
Agreement, the Borrower shall pay the principal amount of all Loans remaining outstanding on the Expiration Date. The Borrower hereby irrevocably authorizes and directs the Bank to collect principal on the Loans when due by debiting the amount of principal payable from any collected funds then on deposit in such account maintained by the Borrower with the Bank as the Borrower shall designate, but no failure by the Bank to so debit such account and no insufficiency in the amount on deposit in such account shall excuse the Borrower from making any payment in full when due.

 2.6  Election of Type of Loan; Conversion Options.
      --------------------------------------------

  (a) The Borrower may elect from time to time to have Loans funded (i) as Reference Rate Loans by giving the Bank prior irrevocable notice no later than 10:00 a.m. (Los Angeles time) on the proposed date of borrowing of such election, and (ii) as LIBOR Loans by giving the Bank at least three LIBOR Business Days' prior irrevocable notice of such election. The Borrower may elect from time to time to (i) convert Loans outstanding as LIBOR Loans to Reference Rate Loans by giving the Bank at least one Business Day's prior irrevocable notice of such election, and (ii) convert Loans outstanding as Reference Rate Loans to LIBOR Loans by giving the Bank at least three Business Days' prior irrevocable notice of such election. Any such conversion of LIBOR Loans may only be made on the last day of the applicable Interest Period. All such elections shall be evidenced by the delivery by the Borrower to the Bank within the required time frame of a duly executed Loan Request. No Reference Rate Loan shall be converted into a LIBOR Loan if an Event Of Default or Potential Default has occurred and is continuing on the day occurring three LIBOR Business Days prior to the date of the conversion requested by the Borrower. All or any part of outstanding Loans may be converted as provided in this Section 2.6(a), provided that partial
                                     --------------
conversions shall be in a principal amount of $500,000 or whole multiples of $100,000 in excess thereof, and in the case of conversions into LIBOR Loans, after giving effect thereto the aggregate of the then number of respective LIBOR Loans having a different Interest Period does not exceed five.

  (b) Any LIBOR Loan may be continued as such upon the expiration of the Interest Period with respect thereto by giving the Bank at least three LIBOR Business Days' prior irrevocable notice of such election as set forth on a duly executed Loan Request; provided, however, that no LIBOR Loan may be continued as such when any Event Of Default or Potential Default has occurred and is continuing, but shall be automatically converted to a Reference Rate Loan on the last day of the then current Interest Period applicable thereto. If the Borrower shall fail to give notice as provided above, the Borrower shall be deemed to have elected to convert the affected LIBOR Loan to a Reference Rate Loan on the last day of the relevant Interest Period.

  2.7  Inability to Determine Rate.  In the event that the Bank shall have
       ---------------------------
determined (which determination shall be conclusive and binding upon the Borrower) that by reason of circumstances affecting the interbank market adequate and reasonable means do not exist for ascertaining the LIBOR Rate for any Interest Period, the Bank shall forthwith give notice to the Borrower. If such notice is given: (1) no Loan may be funded as a LIBOR Loan, (2) any Loan that was to have been or would be converted to a LIBOR Loan shall, subject to the provisions hereof, be continued as a Reference Rate Loan, and (3) any outstanding LIBOR Loan shall be converted, on the last day of the then current Interest Period with respect thereto, to a Reference Rate Loan.

  2.8  Illegality.  Notwithstanding any other provisions herein, if any law,
       ----------
regulation, treaty or directive or any change therein or in the interpretation or application thereof, shall make it unlawful for Bank to make or maintain LIBOR Loans as contemplated by this Agreement: (1) the commitment of the Bank hereunder to make or to continue LIBOR Loans or to convert Reference Rate Loans to LIBOR Loans shall forthwith be canceled and (2) Loans then outstanding as LIBOR Loans, if any, shall be converted automatically to Reference Rate Loans at the end of their respective Interest Periods or within such earlier period as required by law. In the event of a conversion of any such Loan prior to the end of its applicable Interest Period the Borrower hereby agrees promptly to pay the Bank, upon demand in writing setting forth in reasonable detail the calculation of the amount so demanded, the amounts required pursuant to Section 2.11 below,
                                                             ------------
it being agreed and understood that such conversion shall constitute a prepayment for all purposes hereof. The provisions hereof shall survive the termination of this Agreement and payment of the outstanding Loans and all other amounts payable hereunder.

  2.9  Requirements Of Law; Increased Costs.  In the event that any applicable
       ------------------------------------
law, order, regulation, treaty or directive issued by any central bank or other Governmental Authority, agency or instrumentality or in the governmental or judicial interpretation or application thereof, or compliance by Bank with any request or directive (whether or not having the force of law) issued by any central bank or other Governmental Authority, agency or instrumentality:

      (1) Does or shall subject the Bank to any tax of any kind whatsoever with respect to this Agreement or any Loans made or Letters Of Credit issued hereunder, or change the basis of taxation of payments to the Bank of principal, fee, interest or any other amount payable hereunder (except for change in the rate of tax on the overall net income of the Bank);

      (2) Does or shall impose, modify or hold applicable any reserve, capital requirement, special deposit, compulsory loan or similar requirements against assets held by, or deposits or other liabilities in or for the account of, advances or Loans by, or other credit extended by, or any other acquisition of funds by, any office of such Bank which are not otherwise included in the determination of interest payable on the Obligations; or

      (3) Does or shall impose on the Bank any other condition;

and the result of any of the foregoing is to increase the cost to the Bank of making, renewing or maintaining any Loan or to reduce any amount receivable in respect thereof or the rate of return on the capital of the Bank or any corporation controlling the Bank, then, in any such case, the Borrower shall promptly pay to the Bank, upon its written demand made to the Borrower, any additional amounts necessary to compensate the Bank for such additional cost or reduced amounts receivable or rate of return as determined by the Bank with respect to this Agreement or Loans made or Letters Of Credit issued hereunder. If the Bank becomes entitled to claim any additional amounts pursuant to this

Section 2.9, it shall promptly notify the Borrower of the event by reason of
-----------
which it has become so entitled. A certificate as to any additional amounts payable pursuant to the foregoing sentence containing the calculation thereof in reasonable detail submitted by the Bank to the Borrower shall be conclusive in the absence of manifest error. The provisions hereof shall survive the termination of this Agreement and payment of the outstanding Loans and all other amounts payable hereunder.

  2.10  Funding.  The Bank shall be entitled to fund all or any portion of its
        -------
Loans in any manner it may determine in its sole discretion, including, without limitation, in the Grand Cayman inter-bank market, the London inter-bank market and within the United States, but all calculations and transactions hereunder shall be conducted as though the Bank actually funds all LIBOR Loans through funding dollar deposits in the amount of the relevant Loan in maturities corresponding to the applicable Interest Period in a manner consistent with the method based on which the LIBOR Rate was calculated by the Bank.

  2.11  Prepayment Premium.  In addition to all other payment obligations
        ------------------
hereunder, in the event: (1) any Loan which is outstanding as a LIBOR Loan is prepaid prior to the last day of the applicable Interest Period, whether following a voluntary prepayment, a mandatory prepayment or otherwise, or (2) the Borrower shall fail to continue or to make a conversion to a LIBOR Loan after the Borrower has given notice thereof as provided in Section 2.6 above,
                                                           -----------
then the Borrower shall immediately pay to the Bank, an additional premium sum compensating the Bank for losses, costs and expenses incurred by the Bank in connection with such prepayment, including, without limitation, those incurred in connection with redeployment of funds.

3.   MISCELLANEOUS PROVISIONS.
     ------------------------

  3.1  Use of Proceeds.  Loans and Letters of Credit will be used by the
       ---------------
Borrower in connection with the acquisition and development of Properties, for working capital, and payment of distributions.

  3.2  Request For Loans and Letters Of Credit; Making of Loans and Issuance of
       ------------------------------------------------------------------------
       Letters Of Credit.
       -----------------

  (a)  The Loans.  If the Borrower desires to borrow hereunder, the Borrower
       ---------
shall deliver a Loan Request to the Bank, which shall be delivered telephonically no later than 10:00 a.m. (Los Angeles time)
and immediately confirmed by facsimile transmission, on the day notice of borrowing is required to be given for the type of Loan being requested pursuant to Section 2.6 above. Each Loan that is a Reference Rate Loan shall be in a
   -----------
minimum amount not less than $100,000 and in increments of $50,000 in excess thereof. Each Loan that is a LIBOR Loan shall be in a minimum amount not less than $500,000 and in increments of $100,000 in excess thereof.

  (b) Letters Of Credit.  If the Borrower desires to request a Letter Of Credit
      -----------------
hereunder, the Borrower shall deliver a Letter Of Credit Request (which shall be completed in form and substance satisfactory to the Bank) to the Bank which shall be delivered by telefacsimile transmission at least three (3) Business Days prior to the requested date of issuance. Each such Letter Of Credit Request shall be accompanied by all other documents, instruments, and agreements as the Bank may reasonably request in connection with such request (the "L/C Documents").

  3.3  Evidence of Repayment Obligations.
       ---------------------------------

  (a) The Loans.  The obligation of the Borrower to repay the Loans shall be
      ---------
evidenced by the book, records and accounts of the Bank. Upon any advance, conversion or prepayment as provided in this Agreement with respect to any Loan, the Bank is hereby authorized to record the date and amount of each such advance and conversion, or the date and amount of each such payment or prepayment of principal of the Loan, the applicable Interest Period and interest rate with respect thereto, by any method the Bank may elect consistent with its customary practices and any such recordation shall constitute prima facie evidence of the
                                                    ----- -----
accuracy of the information so recorded absent manifest error. The failure of the Bank to make any such notation shall not affect in any manner or to any extent the Borrower's Obligations hereunder.

  (b) Letters Of Credit.  Each Drawing under a Letter Of Credit shall be payable
      -----------------
in full by the Borrower on the date thereof, without demand or notice of any kind. If the Borrower desires to repay a Drawing from the proceeds of a Loan, the Borrower may request a Reference Rate Loan in accordance with the other terms and conditions of this Agreement and, if disbursed on the date of such Drawing, such Reference Rate Loan shall be applied in payment of such reimbursement obligation by the Borrower. The obligation of the Borrower to reimburse the Bank for Drawings shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the Bank (except such as may arise out of the Bank's gross negligence or willful misconduct hereunder) or any other Person, including, without limitation, any set-off, counterclaim or defense based upon or arising out of:

       (i) Any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

      (ii) Any amendment or waiver of or any consent to departure from the terms of any Letter Of Credit;

     (iii) The existence of any claim, set-off, defense or other right which the Borrower or any other Person may have at any time against any beneficiary or any transferee of any Letter Of Credit (or any Person for whom any such beneficiary or any such transferee may be acting); or

      (iv) Any allegation that any demand, statement or any other document presented under any Letter Of Credit is forged, fraudulent, invalid or insufficient in any respect, or any statement therein being untrue or inaccurate in any respect whatsoever or any variations in punctuation, capitalization, spelling or format of the drafts or any statements presented in connection with any Drawing.

  3.4  Nature and Place of Payments.  All payments made on account of the
       ----------------------------
Obligations shall be made by the Borrower, without setoff or counterclaim, in lawful money of the United States of America in immediately available funds, free and clear of and without deduction for any taxes, fees or other charges of any nature whatsoever imposed by any taxing authority and must be received by the Bank by 1:00 p.m. (Los Angeles time) on the day of payment, it being expressly agreed and understood that if a payment is received after 1:00 p.m. (Los Angeles time) by the Bank, such payment will be considered to have been made by the Borrower on the next succeeding Business Day and interest thereon shall be payable by the Borrower at the Reference Rate during such extension. If any payment required to be made by the Borrower hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the then applicable rate during such extension.

  3.5  Default Interest.  After the occurrence of and during the continuance of
       ----------------
an Event Of Default, the Bank, in its sole discretion, may determine that all Obligations shall bear interest from the date due until paid in full at a per annum rate equal to the Default Rate.

  3.6  Computations.  All computations of interest and fees payable hereunder
       ------------
shall be based upon a year of 360 days for the actual number of days elapsed.

  3.7  Prepayments.
       -----------

      (1) The Borrower may prepay Reference Rate Loans hereunder in whole or in part at any time. LIBOR Loans may only be paid at the end of their respective Interest Periods.

      (2) The Borrower shall pay in connection with any prepayment hereunder, whether voluntary or mandatory, all interest accrued but unpaid on Loans to which such prepayment is applied, and all prepayment premiums, if any, on LIBOR Loans to which such prepayment is applied, concurrently with payment to the Bank of any principal amounts.

      (3) Subject to the other terms and conditions of this Agreement, the Borrower may, from time to time upon five (5) Business Days' prior written notice to the Bank, reduce the Credit Limit, in increments of not less than $1,000,000, to an amount not less than the aggregate Loans outstanding and Outstanding Letters Of Credit.

  3.8  Fees.
       ----

(1) . The Borrower shall pay to the Bank an unused credit fee on the average daily amount by which the Credit Limit exceeds the sum of outstanding Loans and Letter of Credit Obligations, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter, based upon the daily utilization for such quarter, equal to .125% per annum. Such fee shall accrued from the date of the Second Amendment to this Agreement and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter, commencing on September 30, 1997 with the final payment to be made on the Maturity Date.

      (2) Letter Of Credit Fees.  The Borrower shall pay to the Bank (i) on the
          ---------------------
  date of issuance of each Letter of Credit a non-refundable letter of credit commission computed at the per annum rate of 1.5% on the face amount of such standby Letters Of Credit and (ii) on demand, such other fees as may be required by the Bank in accordance with its standard fee structure for such Letters of Credit.

      (3) Other Fees.  The Borrower shall pay such other fees as it shall from
          ----------
  time to time agree upon in connection with this Agreement pursuant to letter agreements entered into with reference to this paragraph.

4.  CONDITIONS TO EXTENDING CREDIT.  As conditions precedent to the obligation
    ------------------------------
of the Bank to make any Loan and to issue any Letter of Credit:

  4.1  Conditions Precedent to First Credit Extension.  With respect to the
       ----------------------------------------------
first such credit extension under this Agreement:

  (a) Delivery of Documents.  The Borrower shall have delivered to the Bank, in
      ---------------------
form and substance satisfactory to the Bank and each of its counsel, each of the following:

            (i)  Loan Documents.  This Agreement and all other documents,
                 --------------
     instruments and agreements required or necessary to consummate the transactions contemplated under this Agreement (collectively with the Continuing Guaranties, the "Loan Documents"), all duly executed.
                                 --------------

           (ii)  Continuing Guaranty.  A Continuing Guaranty from each Material
                 -------------------
     Subsidiary, duly executed.

          (iii)  Evidence of Authority.  Certified resolutions of the Board of
                 ---------------------
     Directors of the Borrower and each Material Subsidiary approving the execution, delivery and performance of each of the Loan Documents to which it is a party.

           (iv)  Incumbency.  A certificate of the Secretary or an Assistant
                 ----------
     Secretary of the Borrower and each Material Subsidiary certifying the names and true signatures of the officers of the Borrower authorized to sign the Loan Documents to which it is party and, on an ongoing basis, to act under and to perform the Loan Documents.

           (iv)  Bylaws.  A copy of the Bylaws of the Borrower and each Material
                 ------
     Subsidiary, certified by the Secretary or an Assistant Secretary of the Borrower and each Material Subsidiary as being accurate and complete.

            (v)  Articles of Incorporation.  A copy of the Articles of
                 -------------------------
     Incorporation or other organizational documents of the Borrower and each Material Subsidiary certified by the Secretary of State or other official of the state or jurisdiction of incorporation as of a recent date.

          (vii)  Opinions.  An opinion of counsel in form and substance
                 --------
     satisfactory to the Bank with respect to the matters set forth in Sections
                                                                       --------
     5.1, 5.2, 5.3 and 5.4  below.
     ----------------------

         (viii)  Credit Applications, Etc.  Such credit applications, financial
                 -------------------------
     statements, authorizations and such information concerning the Borrower as the Bank may reasonably request.

           (ix)  Miscellaneous Documents.  Such other documents as the Bank may
                 -----------------------
     reasonably require with respect to the transactions described in this Agreement.

  (b) Other Actions.  All acts and conditions (including, without limitation,
      -------------
the obtaining of any necessary regulatory approvals and the making of any required filings, recordings or registrations) required to be done and performed and to have happened precedent to the execution, delivery and performance of the Loan Documents and to constitute the same legal, valid and binding obligations, enforceable in accordance with their respective terms, shall have been done and performed and shall have happened in due and strict compliance with all applicable laws.

  (c) Documentation Satisfactory.  All documentation, including, without
      ---------------------------
limitation, documentation for corporate and legal proceedings in connection with the transactions contemplated by the Loan Documents shall be in form and substance satisfactory to the Bank and its counsel.

     4.2  Conditions to Each Credit Extension .  As conditions precedent to the
          ------------------------------------
Bank's obligation to make any Loan and to issue any Letter of Credit, including the first such credit extension, at and as of the date of the funding or issuance thereof.

       (i)  Representations and Warranties.  The representations and warranties
            ------------------------------
     set forth in Section 5 hereof and in any other document, instrument, agreement or certificate delivered to the Bank hereunder are true and correct in all material respects.

      (ii)  Event of Default.  No event has occurred and is continuing which
            ----------------
     constitutes, or, with the lapse of time or giving of notice or both, would constitute an Event of Default.

For the purposes hereof, the Borrower's request for a Loan or a Letter of Credit shall be deemed to constitute the Borrower's representation and warranty that the statements set forth in clauses (i) and (ii) of this Section 4.2 are true
                                                         -----------
and correct.

5.  REPRESENTATIONS AND WARRANTIES.  The Borrower hereby makes the following
    -------------------------------
representations and warranties to the Bank, which representations and warranties are continuing:

 5.1  Status.  That the Borrower and each Material Subsidiary:
      ------

  (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its creation, and is in good standing under the laws of each jurisdiction where it is organized;

  (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents to which it is a party;

  (c) is duly qualified as a foreign Person, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification; and

  (d) is in compliance with all applicable laws and regulations;

     except, in each case referred to in clauses (b), (c), or (d), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

  5.2  Authority.  The execution, delivery and performance by the Borrower and
       ---------
by the Material Subsidiaries of the Loan Documents to which it is a party and any instrument, document or agreement required hereunder have been duly authorized and do not and will not: (i) violate, in any material respect, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having application to the Borrower or any of its Subsidiaries; (ii) result in a breach of or constitute a default under any material indenture or loan or credit agreement or other material agreement, lease or instrument to which the Borrower or any of its Subsidiaries is a party or by which it or its properties may be bound or affected; or (iii) require any consent or approval of its stockholders or members or violate any provision of its articles of incorporation or by-laws or other organizational documents.

  5.3  Governmental Authorization.  No approval, consent, exemption,
       --------------------------
authorization, or other action by, or notice to, or filing with, any governmental authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower or any Material Subsidiary of this Agreement or any other Loan Document.

  5.4  Legal Effect.  Each Loan Document has been duly executed and delivered on
       ------------
behalf of the Borrower or the Material Subsidiary party thereto and constitutes, and any instrument, document or agreement required hereunder when delivered hereunder will constitute, legal, valid and binding obligations of the Borrower or such Material Subsidiary enforceable against the Borrower or such Material Subsidiary in accordance with their respective terms subject to bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors rights generally and by general equitable principles.

  5.5  Financial Statements.  All financial statements which may have been or
       --------------------
which may hereafter be submitted by the Borrower to the Bank are true, accurate and correct in all material respects, as of their respective dates and with respect to year end financial statements, have been or will be prepared in accordance with GAAP consistently applied, and, with respect to other financial statements, fairly represent the Borrower's consolidated financial condition or, as applicable, the other information disclosed therein. Since the most recent submission of any such financial statement, information or other data to the Bank, the Borrower represents and warrants that no material adverse change in the Borrower's consolidated financial condition has occurred which has not been fully disclosed to the Bank in writing.

  5.6  Litigation.  Except as have been disclosed to the Bank in writing, there
       ----------
are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower, any of its Subsidiaries or the Borrower's or any Subsidiary's properties before any court or administrative agency which, if determined adversely to the Borrower or such Subsidiary, would have a material adverse effect on the Borrower's consolidated financial condition or operations.

  5.7  ERISA.  If the Borrower has a pension, profit sharing or retirement plan
       -----
subject to ERISA, such plan has been and will continue to be funded in accordance with its terms and otherwise complies with and will continue to comply with the requirements of ERISA.

  5.8  Taxes.  The Borrower and each of its Subsidiaries have filed all tax
       -----
returns required to be filed and paid all taxes shown thereon to be due, including interest and penalties, other than taxes which are currently payable without penalty or interest or those which are being duly contested in good faith.

  5.9  Environmental Matters.   Except as otherwise disclosed to the Bank in a
       ---------------------
writing referencing this Agreement or the Prior Agreement, the operations of the Borrower and each of its Subsidiaries comply, and during the term of this Agreement will at all times comply, in all material respects with all federal, state and local laws, statutes, common law duties, rules, regulations, ordinances and codes applicable to the Borrower ("Environmental Laws"); the
                                                  ------------------
Borrower and each of its Subsidiaries have obtained all licenses, permits, authorizations and registrations required under any Environmental Law ("Environmental Permits") and necessary for their respective Ordinary Course of
-----------------------
Business, all such Environmental Permits are in good standing, and the Borrower and each of its Subsidiaries are in compliance with all material terms and conditions of such Environmental Permits; neither the Borrower nor any of its Subsidiaries nor any of their respective present Property or operations is subject to any outstanding written order from or agreement with any governmental authority nor subject to any judicial or docketed administrative proceeding respecting any Environmental Law, Environmental Claim or Hazardous Material which would have a material adverse effect on the Borrower's consolidated financial condition or operations; there are no conditions or circumstances existing, or arising from operations prior to the date of this Agreement, with respect to any Property of the Borrower or any of its Subsidiaries that would reasonably be expected to give rise to Environmental Claims which would have a material adverse effect on the Borrower's consolidated financial condition or operations; provided, however,
                                                           --------
that with respect to property leased from an unrelated third party, the foregoing representation is made to the best knowledge of the Borrower. In addition, (i) neither the Borrower nor any of its Subsidiaries have any underground storage tanks (x) that are not properly registered or permitted under applicable Environmental Laws, or (y) that are leaking or disposing Hazardous Materials, and (ii) the Borrower and each of its Subsidiaries have notified all of their respective employees of the existence, if any, of any health hazard arising from the conditions of their employment and have met all notification requirements under all Environmental Laws.

6.  FINANCIAL CONDITION; REPORTING.  The Borrower promises and agrees, during
    -------------------------------
the term of this Agreement and until full payment of all of Borrower's Obligations hereunder, to:

  6.1  Reporting and Certification Requirements.  Deliver or cause to be
       ----------------------------------------
delivered to the Bank in form and detail satisfactory to the Bank:

  (a) Annual Statements.  As soon as available, and in any event not later than
      -----------------
ninety (90) days after the close of each fiscal year of the Borrower, consolidated and consolidating financial statements for the Borrower for such fiscal year, including a balance sheet, cash flow statement, income statement and such other statements as may be reasonably required by the Bank prepared in accordance with GAAP accompanied by an unqualified report of a firm of independent certified accountants acceptable to the Bank and including therewith a copy of the management letter from such certified public accountants;

  (b) Quarterly Statements.  As soon as available, and in any event not later
      --------------------
than sixty (60) days after the last day of each fiscal quarter, consolidated and consolidating financial statements for the Borrower for the quarter just ended and the fiscal year to date, including a balance sheet, cash flow statement, income statement and such other statements as may be reasonably required by the Bank prepared in accordance with GAAP and certified as true and complete by the Chief Financial Officer of the Borrower.

  (c) Compliance Certificate.  Together with the delivery of the financial
      ----------------------
statements of the Borrower pursuant to the preceding clauses (a) and (b), a certificate of the Chief Financial Officer of the Borrower substantially in the form of Exhibit B;
        ---------

  (d) Two-Year Statements.  As soon as available, and in any event not later
      -------------------
than ninety (90) days after the close of each fiscal year of the Borrower, consolidated and consolidating financial projections for the Borrower for the succeeding two (2) fiscal years, including a balance sheet, cash flow statement, income statements and such other statements as may be reasonably required by the Bank prepared.

  (e) SEC Filings, Etc.  Promptly after sending, filing or publishing the same,
      -----------------
copies of all proxy statements, financial statements and reports which the Borrower sends to its public stockholders and copies of all regular and periodic reports and all registration statements which the Borrower files with the Securities and Exchange Commission. Delivery of such documents to the Bank shall satisfy the requirements of Sections 6.1(a) and (b) to the extent the
                                  -----------------------
contents, date, and delivery of such documents are consistent with the requirements of such Sections.

  (f) Management Reports.  As soon as available and in any event not later than
      ------------------
sixty (60) days after the last day of each fiscal quarter, a Summary of Net Operating Income and such other information as the Bank may reasonably request, all certified as true and complete by the Chief Financial Officer of the Borrower.

  6.2  Accounting Records:  Maintain adequate books and records in accordance
       ------------------
with GAAP consistently applied and in a manner otherwise acceptable to the Bank, and, at any reasonable time and from time to time, upon three Business Days' notice, permit the Bank or any representative thereof to examine and make copies of the records and visit the Properties of the Borrower and any of its Subsidiaries and discuss the business and operations of the Borrower and any of its Subsidiaries with any of its officers and employees. If the Borrower or any of its Subsidiaries shall maintain any records (including, but not limited to, computer generated records or computer programs for the generation of such records) in the possession of a third party, the Borrower hereby agrees to provide the Bank with copies of any such records that it may request, all at the Bank's expense, the amount of which shall be payable immediately upon demand.
In addition, the Bank may, at any reasonable time and from time to time, upon three Business Days' notice, conduct inspections and audits of the Borrower's and its Subsidiaries' accounts payable, the cost and expenses of which shall be paid by the Bank.

7.  OTHER COVENANTS  During the term of this Agreement and until payment in full
    ---------------
of the Borrower's Obligations hereunder, the Borrower promises and agrees to and to cause each of its Subsidiaries to:

  7.1  Preservation of Existence; Compliance with Applicable Laws.  Maintain and
       ----------------------------------------------------------
preserve its existence and all rights and privileges material to its business as conducted as of the date of this Agreement; not liquidate or dissolve, merge or consolidate with or into any other business organization; and conduct its business and operations in accordance with all applicable laws, rules and regulations, except that (i) any Subsidiary may merge into another Subsidiary so long as the surviving entity which is owned by the Borrower in a percentage not less than the percentage of the non-surviving entity owned by the Borrower and
(ii) any Subsidiary may merge into the Borrower so long as the Borrower is the surviving entity.

  7.2  Maintenance of Insurance.  Maintain insurance in such amounts and
       ------------------------
covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower and each of its Subsidiaries operate and maintain such other insurance and coverages as may be reasonably required by the Bank. All such insurance shall be in form and amount and with companies satisfactory to the Bank. Upon the Bank's request, the Borrower shall furnish the Bank with a copy of the policy or binder of all such insurance.

  7.3  Payment of Obligations and Taxes.  Make timely payment of all assessments
       --------------------------------
and taxes and all of its liabilities and obligations including, but not limited to, trade payables, unless the same are being contested in good faith by appropriate proceedings with the appropriate court or regulatory agency. For purposes hereof, the issuance of a check, draft or similar instrument without delivery to the intended payee shall not constitute payment.

  7.4  Redemption or Repurchase of Stock; Repurchase of Partnership Interests:
       ----------------------------------------------------------------------
Except as pursuant to any provision in any security agreement, instrument or undertaking by which it is bound, not redeem or repurchase any class of its stock now or hereafter outstanding or purchase or repurchase, in whole or in part, any partnership interest; provided that any Subsidiary wholly owned by the Borrower may do any of the foregoing.

  7.5  Liens and Encumbrances:  Not create, assume or permit to exist any
       ----------------------
security interest, encumbrance, mortgage, deed of trust, or other lien (including, but not limited to, a lien of attachment, judgment or execution) affecting any of its properties, or execute or allow to be filed any financing statement or continuation thereof affecting any of such properties, except for Permitted Liens or as otherwise provided in this Agreement.

  7.6  Indebtedness.  Not create, incur, assume or suffer to exist, or otherwise
       ------------
become liable for, Indebtedness or accept a commitment for Indebtedness except:

  (a)  The Obligations;

  (b) Trade debt incurred in the ordinary course of business and outstanding less than thirty (30) days after the same has become due and payable or which is being contested in good faith, provided provision is made to the satisfaction of the Bank for the eventual payment thereof in the event it is found that such contested trade debt is payable by the Borrower or Subsidiary;

  (c)  Indebtedness secured by Liens permitted under Section 7.5 above;

  (d) Unsecured Debt which is revolving Indebtedness and incurred under lines of credit with financial institutions and which, when aggregated with commitments (including, without limitation, under this Agreement) to extend unsecured Indebtedness to the Borrower and or one or more of its Subsidiaries, does not to exceed $300,000,000 (calculated without double counting Unsecured Debt on account of Guaranties of such Unsecured Debt);

  (e) Non-revolving, non-amortizing Indebtedness with a maturity or call date not earlier than two (2) years after the date incurred;

  (f) Non-revolving, amortizing Indebtedness in favor of the Prudential Life Insurance Company of America in an original principal amount of $73,000,000.

  7.7  Change in Nature of Business.  Not make any material change in its
       ----------------------------
financial structure or the nature of its business as existing or conducted as of the date hereof.

  7.8  Compensation of Employees.  Compensate its employees for services
       -------------------------
rendered at an hourly rate at least equal to the minimum hourly rate prescribed by any applicable federal or state law or regulation.

 7.9  Notices.  Give prompt written notice to the Bank of:
      -------

  (a) any and all Event(s) of Default and each Potential Default;

  (b) any and all litigation, arbitration or administrative proceedings to which the Borrower or any of its Subsidiaries is a party and in which the claim or liability exceeds $5,000,000;

  (c) any other matter which has resulted in, or might result in, a material adverse change in the financial condition or affairs of the Borrower; and

  (d) upon, but in no event later than 10 days after, becoming aware after the date of this Agreement of (i) any enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against the Borrower or any of its Subsidiaries or any of their respective Properties pursuant to any applicable Environmental Laws, (ii) all other Environmental Claims, and (iii) any environmental or similar condition on any real property adjoining or in the vicinity of the Property of the Borrower or any of its Subsidiaries that could reasonably be anticipated to cause such Property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such Property under any Environmental Laws.

  7.12  Environmental Laws.  Conduct its operations and keep and maintain all of
        ------------------
its property in compliance with all Environmental Laws.

  7.13  Financial Covenants.  Not, on a consolidated basis for the Borrower and
        -------------------
its Subsidiaries:

(a) Permit, at any time, its Tangible Net Worth to be less than $612,000,000 plus 85% of the Gross Offering Proceeds received by the Borrower after November 17, 1997.

(b) Permit the ratio of (i) Net Operating Income of Unencumbered Real Property in any quarter to (ii) Unsecured Interest Expense for such quarter to be less than 2.00 to 1.00.

(c) Permit, at any time, the ratio of (i) aggregate Indebtedness to (ii) of Total Assets to exceed 0.50 to 1.00.

(d) As at the end of any fiscal quarter, permit the ratio of EBITDA to Debt Service for the preceding four fiscal quarters to be less than 2.00 to 1.00.

(e) Permit the ratio of (i) Aggregate Distributions to Shareholders for any consecutive four (4) fiscal quarter to (ii) FFO for such four (4) fiscal quarters to exceed 0.95 to 1.00 or, if greater, the ratio equal to (y) the minimum Aggregate Distributions to Shareholders required for the Borrower to qualify for treatment as a real estate investment trust under Section 856 of the Internal Revenue Code.

(f) At any time, permit the number of Development Units to exceed 20% of the aggregate number of Development Units and completed units (that is, housing units which are no longer Development Units) of the Borrower, its Subsidiaries and any Person in which the Borrower is a general partner, joint venturer or otherwise fully liable for the Indebtedness of the owner.

(g) Permit, at any time, the ratio of (i) the Market Value of Unencumbered Property to (ii)Unsecured Debt to be less than 2.00 to 1.00.

  7.13  Continuing Guaranties; Further Assurances.  Promptly upon a Person
        -----------------------------------------
becoming a Material Subsidiary, cause such Material Subsidiary to execute and deliver to the Bank a Continuing Guaranty together with resolutions, incumbency certificates, by laws, articles of incorporation, and opinions relating to such Material Subsidiary substantially as contemplated by Sections 4.1(a)(i), (ii),
                                                     -------------------------
(iii), (iv), (v), and (vi) above with respect to Continuing Guaranties delivered
--------------------------
in connection with this Agreement; and execute and deliver or cause to be executed and delivered all other instruments, and perform or cause to be performed such other acts, as the Bank may reasonably deem necessary or desirable to confirm and secure to the Bank all rights and remedies conferred upon it by this Agreement and all other Loan Documents.

8.  EVENTS OF DEFAULT.  Any one or more of the following described events shall
    ------------------
constitute an event of default (an "Event of Default") under this Agreement:
                                    ----------------

  8.1  Non-Payment.  The Borrower shall fail to pay any payment of principal or
       -----------
interest or any other sum referred to in this Agreement when due and any such failure shall continue for more than five (5) Business Days after written notice from the Bank to the Borrower..

  8.2  Performance Under This and Other Agreements.  The Borrower or any
       -------------------------------------------
Guarantor shall fail in any material respect to perform or observe any other term, covenant or agreement contained in this Agreement, in any other Loan Document, or in any document, instrument or agreement evidencing or relating to any other Indebtedness of the Borrower or any Guarantor to the Bank, and any such failure shall continue for more than 10 days after written notice from the Bank to the Borrower of the existence and character of such failure.

  8.3  Other Indebtedness.  The Borrower or any of its Subsidiaries shall (i)
       ------------------
fail to pay when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) any Indebtedness in an aggregate principal amount (including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $5,000,000 and such failure shall continue after the applicable grace or notice period, if any, specified in the document relating thereto; or (ii) shall fail to perform or observe any other condition or covenant, or any other event shall occur or condition exist (irrespective of whether such non-performance or non-observance shall be waived or otherwise excused by the holder or holders of such Indebtedness), under any agreement or instrument relating to any such Indebtedness, if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness in an aggregate principal amount of more than $5,000,000 to be declared to be due and payable prior to its stated maturity, or cash collateral in respect thereof to be demanded.

  8.4  Representations and Warranties; Financial Statements.  Any representation
       ----------------------------------------------------
or warranty made by the Borrower or any Guarantor under or in connection with this Agreement or any financial statement to be provided under this Agreement shall prove to have been incorrect in any material respect when made or given or when deemed to have been made or given.

  8.5  Insolvency.  (a) The Borrower or any of its Subsidiaries shall:  (i)
       ----------
become insolvent or be unable to pay its debts as they mature; (ii) make an assignment for the benefit of creditors or to an agent authorized to liquidate any substantial amount of its properties or assets; (iii) file a voluntary petition in bankruptcy or seek reorganization or to effect a plan or other arrangement with creditors; (iv) file an answer admitting the material allegations of an involuntary petition relating to bankruptcy or reorganization or join in any such petition; (v) become or be adjudicated a bankrupt; or (vi) apply for or consent to the appointment of, or consent that an order be made, appointing any receiver, custodian or trustee for itself or any of its properties, assets or affairs; or (b) with respect to the Borrower or, any of its Subsidiaries, any receiver, custodian or trustee shall have been appointed for all or a substantial part of its properties, assets or affairs and shall not be discharged within 60 days after the date of such appointment.

  8.6  Suspension.  The Borrower or any of its Subsidiaries shall voluntarily
       ----------
suspend the transaction of business or allow to be suspended, terminated, revoked or expired any permit, license or approval of any governmental body necessary to conduct the Borrower's or a Subsidiary's business as now conducted.

9.  REMEDIES ON DEFAULT.  Upon the occurrence of any Event of Default described
    --------------------
in Section 8.5 above, automatically and, upon the occurrence of any other Event
   -----------
of Default, at the sole election of the Bank, without demand or notice, all of which are hereby waived:

  9.1  Acceleration.  All of the Obligations (including, without limitation, the
       ------------
obligation to reimburse the Bank for future Drawings under Letters of Credit) shall be immediately due and payable, whether or not otherwise due and payable. Any amount paid to the Bank on account of undrawn amounts under Letters of Credit that is not thereafter applied to reimburse the Bank for Drawings shall be repaid to the Borrower without interest upon return to the Bank and termination of the undrawn Letter(s) of Credit.

  9.2  Non-Exclusivity of Remedies.  Exercise one or more of the Bank's rights
       ---------------------------
set forth herein or seek such other rights or pursue such other remedies as may be provided by law, in equity or in any other agreement now existing or hereafter entered into between the Borrower and the Bank, or otherwise.

10.  WAIVER OF JURY TRIAL.  THE BORROWER AND THE BANK EACH WAIVE THEIR
     --------------------
RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE.
THE BORROWER AND THE BANK EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     11.  MISCELLANEOUS PROVISIONS
          ------------------------

     11.1  Default Interest Rate.  The Borrower shall pay to the Bank interest
           ---------------------
on any Indebtedness or amount payable under this Agreement, from the date that such Indebtedness or amount became due or was demanded to be due until paid in full, at the Default Interest Rate. If any regularly scheduled payment of principal and/or interest (exclusive of the final payment upon maturity), or any portion thereof, under this Agreement is not paid within ten (10) calendar days after it is due, a late payment charge equal to five percent (5%) of such past due payment may be assessed and shall be immediately payable.

     11.2  Notices.  Any notices required or permitted to be given under
           -------
this Agreement shall be in writing and shall be delivered by hand, by prepaid telegram, by telecopy or by registered or certified U.S. mail, return receipt requested (postage prepaid), to the respective notice addresses set forth below or to such other addresses as the parties may provide to one another in accordance with this Section. Such notices and other communications shall, if sent by mail in accordance with this Section, be deemed given two Business Days after deposit in the U.S. mail, on the date sent if by telecopy and, if sent by any other method, shall be effective only if and when received by the addressee. All notices and other communications shall be addressed as follows:

If to the Bank:                          If to the Borrower:
Sanwa Bank California                    BRE Properties, Inc.
Sherman Oaks CBC                         One Montgomery Street
15165 Ventura Blvd., Suite 445           Telesis Tower, Suite 2500
Sherman Oaks, CA 91403                   San Francisco, CA  94104
Attn:  Jeffrey D. Harter                 Attn:  LeRoy E. Carlson

     11.3  Reliance.  Each warranty, representation, covenant and agreement
           --------
contained in this Agreement shall be conclusively presumed to have been relied upon by the Bank regardless of any investigation made or information possessed by the Bank and shall be cumulative and in addition to any other warranties, representations, covenants or agreements which the Borrower shall now or hereafter give, or cause to be given, to the Bank.

     11.4  Attorneys' Fees.  The Borrower agrees to pay or reimburse the Bank
           ---------------
within five Business Days after demand for (i) all costs and expenses incurred by the Bank in connection with the development, preparation, delivery, administration and execution of any amendment, supplement, waiver or modification to (in each case, whether or not consummated) this Agreement, any other Loan Document and any other documents prepared in connection therewith, and the consummation of the transactions contemplated hereby and thereby, including the reasonable attorneys' fees and costs incurred by Bank with respect thereto; and (ii) all costs and expenses incurred by the Bank in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies (including in connection with any restructuring regarding the obligations and including in any insolvency proceeding or appellate proceeding) under this Agreement, any other Loan Document, and any such other documents, including reasonable attorneys' fees incurred by the Bank; and (iii) in the event of any action in relation to this Agreement or any document, instrument or agreement executed with respect to, evidencing or securing the Obligations, the prevailing party, in addition to all other sums to which it may be entitled, shall be entitled to reasonable attorneys' fees.

     11.5  Waiver.  Neither the failure nor delay by the Bank in exercising any
           ------
right hereunder or under any document, instrument or agreement mentioned herein shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder or under any document, instrument or agreement mentioned herein preclude other or further exercise thereof or the exercise of any other right; nor shall any waiver of any right or default hereunder or under any other document, instrument or agreement mentioned herein constitute a waiver of any other right or default or constitute a waiver of any other default of the same or any other term or provision.

     11.6  Conflicting Provisions.  To the extent that any of the terms or
           ----------------------
provisions contained in this Agreement are inconsistent with those contained in any other document, instrument or agreement executed pursuant hereto, the terms and provisions contained herein shall control. Otherwise, such provisions shall be considered cumulative.

     11.7  Binding Effect; Assignment.  This Agreement shall be binding upon and
           --------------------------
inure to the benefit of the Borrower and the Bank and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the Bank's prior written consent. The Bank may sell, assign or grant participations in all or any portion of its rights and benefits hereunder. The Borrower agrees that, in connection with any such sale, grant or assignment, the Bank may deliver to the prospective buyer, participant or assignee financial statements and other relevant information relating to the Borrower.

     11.8  Jurisdiction.  THIS AGREEMENT, ANY NOTES ISSUED HEREUNDER, AND ANY
           ------------
DOCUMENTS, INSTRUMENTS OR AGREEMENTS MENTIONED OR REFERRED TO HEREIN SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES, TO THE JURISDICTION OF WHOSE COURTS THE PARTIES HEREBY SUBMIT.

     11.9  Counterparts.  This Agreement may be executed in one or more
           ------------
counterparts and each set of counterparts signed by all the parties shall constitute one original.

     11.10  Severability.  If any provision of this Agreement shall be
            ------------
unenforceable for any reason, then the remaining provisions of this Agreement shall be enforced without regard to such provision.

     11.11  Headings.  The headings set forth herein are solely for the purpose
            --------
of identification and have no legal significance.

     11.12  Entire Agreement.  This Agreement and the other Loan Documents shall
            ----------------
constitute the entire and complete understanding of the parties with respect to the transactions contemplated hereunder. All previous conversations, memoranda and writings between the parties or pertaining to the transactions contemplated hereunder that are not incorporated or referenced in this Agreement or the other Loan Documents are superseded hereby

     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first hereinabove written.

BANK:                                         BORROWER:

SANWA BANK CALIFORNIA                         BRE PROPERTIES, INC.


By:     /s/ Frank C. McDowell
        ----------------------------
Title:  President


By:    /s/  LeRoy Carlson
       -----------------------------
Title: Executive Vice  President
       and Secretary


                                      87